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                                                                     EXHIBIT 5.1

                      [Thompson & Knight, P.C. Letterhead]

(214) 969-1700

                                 June 30, 1995


Carrington Laboratories, Inc.
2001 Walnut Hill Lane
Irving, Texas 75038

     Re:  Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel for Carrington Laboratories, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed sale of up to 418,500 shares (the "Shares") of Common Stock of the Company by certain shareholders of the Company (the "Selling Shareholders"). The Shares are proposed to be sold by the Selling Shareholders in the manner set forth in the Prospectus constituting Part I of the Registration Statement under the caption "Plan of Distribution". Certain of the Shares (the "Warrant Shares") are not currently outstanding but are issuable upon exercise of certain outstanding warrants (the "Warrants").

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, certificates of public officials and other instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

     On the basis of the foregoing and in reliance thereon, we advise you that in our opinion the Shares that may be sold by the Selling Shareholders pursuant to the Registration Statement have been duly and validly authorized by the Company and are, or, in the case of the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of the Warrants will be, legally issued, fully paid and nonassessable.
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Carrington Laboratories, Inc.
June 30, 1995
Page 2

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 of the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters". In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                              Respectfully submitted,

                              THOMPSON & KNIGHT
                              A Professional Corporation



                              By: /s/  PAUL M. JOHNSTON
                                  ______________________________________
                                       Paul M. Johnston
                                       Attorney